UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 26, 2000


                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
             (Exact Name of Registrant as Specified in Its Charter)


           Colorado                   0-21821          93-0962072
-----------------------------   -----------------  -------------------
  State or Other Jurisdiction       Commission        IRS Employer
Of Incorporation or Organization    File Number    Identification No.


                410 17th Street, Suite 400 Denver, Colorado 80202
               Address of Principal Executive Offices and Zip Code

        Registrant's telephone number, including area code (888) 313-8051


Item 2.    Acquisition or Disposition of Assets

On January 26, 2000, the Court of Common Pleas of Lucas County, Ohio entered an order approving the sale of the Receiver in Case No. CI0199903672, of substantially all of the assets of the Registrant's wholly owned subsidiary, TPSS Acquisition Corp. All of the proceeds of the sale of such assets will be used to repay creditors of the subsidiary and to pay the cost of the receivership.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                          CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.

                          By:  /s/ Donald R. Jackson
                             Donald R. Jackson
                             Treasurer


Date:  February 7, 2000